           FIFTH AMENDMENT AND JOINDER TO LOAN AND SECURITY AGREEMENT
           ----------------------------------------------------------

         This Fifth Amendment and Joinder to Loan and Security Agreement ("Joinder") is made as of this 6th day of April, 2004 by and among LASALLE BUSINESS CREDIT, LLC, a Delaware limited liability company (successor by merger to LASALLE BUSINESS CREDIT, INC.) ("LENDER"), 1735 Market Street, 6th Floor, Philadelphia, PA 19103, and STONEPATH GROUP, INC., a Delaware corporation ("Stonepath"), CONTRACT AIR, INC., a Minnesota corporation ("Contract Air"), DISTRIBUTION SERVICES, INC., a Minnesota corporation ("Distribution Services"), GLOBAL CONTAINER LINE, INC., a Washington corporation ("Global Container"), M.G.R., INC., d/b/a AIR PLUS LIMITED, a Minnesota corporation ("Air Plus"), NET VALUE, INC., a Delaware corporation ("Net Value"), STONEPATH LOGISTICS DOMESTIC SERVICES, INC., a Delaware corporation ("Logistics"), STONEPATH LOGISTICS GOVERNMENT SERVICES, INC., f/k/a Transport Specialists, Inc., a Virginia corporation ("Government Services"), STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC., a Delaware corporation ("International Services I"), STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC., f/k/a Global Transportation Services, Inc., a Washington corporation ("International Services II"), STONEPATH OPERATIONS INC., a Delaware corporation ("Operations"), and UNITED AMERICAN ACQUISITIONS AND MANAGEMENT, INC. d/b/a UNITED AMERICAN FREIGHT SERVICES, INC., a Michigan corporation ("United American", and together with Stonepath, Contract Air, Distribution Services, Global Container, Air Plus, Net Value, Logistics, Government Services, International Services I, International Services II, and Operations are referred to herein collectively as the "INITIAL LOAN PARTIES" and each individually as an "INITIAL LOAN PARTY") and STONEPATH OFFSHORE HOLDINGS, INC., a Delaware corporation (the "NEW LOAN PARTY").

                                   BACKGROUND
                                   ----------

         A. Initial Loan Parties and Lender are parties to a certain Loan and Security Agreement dated May 15, 2002 (as it may from time to time heretofore have been or may hereafter be modified, amended, restated or replaced from time to time, the "Loan Agreement"), pursuant to which Initial Loan Parties established certain financing arrangements with Lender. The Loan Agreement and all of the Other Agreements are referred to herein collectively as the "Initial Loan Documents". All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

         B. Stonepath has formed New Loan Party as a subsidiary of Stonepath. Pursuant to the Third Amendment and Consent Agreement to Loan and Security Agreement by and among Lender and Loan Parties executed in December 2003 (the "THIRD AMENDMENT AND CONSENT"), Initial Loan Parties agreed to cause New Loan Party to be joined into the Loan Agreement as if an original signatory thereto and to cause New Loan Party to pledge the stock of Stonepath Holdings (Hong
Kong) Limited, a corporation organized under the laws of the Hong Kong Special Administrative Region of the People's Republic of China and a wholly-owned subsidiary of Stonepath Offshore Holdings, Inc. ("HOLDINGS (HONG KONG)") no later than January 31, 2004. Lender has previously given its verbal consent to an extension of the deadline by which such joinder and pledge must occur, and wishes to further memorialize in writing this prior verbal consent. Lender now wishes to consummate the joinder of New Loan Party, subject to the terms and conditions hereof.

         C. The term "Loan Parties" as used herein shall refer to the Initial Loan Parties prior to the execution of the execution and delivery hereof and to the Initial Loan Parties and the New Loan Party immediately following the execution and delivery hereof.

         D. Loan Parties have advised Lender that New Loan Party wishes enter into the following stock acquisitions transactions, which transactions are currently prohibited pursuant to the terms of Section 1(e) of the Third Amendment and Consent: (i) the acquisition by New Loan Party (or any other Loan Party or Subsidiary of New Loan Party whom New Loan Party may designate) of seventy percent (70%) of the issued and outstanding capital stock of Azteca Rio Carga International S.A., a company organized under the laws of Brazil (the "AZTECA RIO CARGA STOCK ACQUISITION"), (ii) the acquisition by New Loan Party (or any other Loan Party or Subsidiary of New Loan Party whom New Loan Party may designate) of seventy percent (70%) of the issued and outstanding capital stock of Cargo Connection Logistica Integrada Ltda., a company organized under the laws of Brazil (the "LOGISTICA INTEGRADA STOCK ACQUISITION"). Lender has agreed to consent to these stock acquisition transactions subject to and on the terms and conditions set forth in this Joinder and (iii) the acquisition by New Loan Party (or any other Loan Party or Subsidiary of New Loan Party whom New Loan Party may designate) of a beneficial interest in fifty-one percent (51%) of the equity ownership in Stonepath Logistics Project Services Do Brasil Ltda. (the "DO BRASIL EQUITY ACQUISITION").

         NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

         1. Joinder.

            (a) Lender and Loan Parties hereby further memorialize the prior verbal consent previously given by Lender to the extension of the deadline by which the Loan Parties would cause New Loan Party to be joined into the Loan Agreement and to pledge the stock of Holdings (Hong Kong) from January 31, 2004 to the date hereof.

            (b) Upon the effectiveness of this Joinder, New Loan Party joins in, becomes a Loan Party under and assumes and accepts all of the obligations and acquires all of the rights of a Loan Party under the Loan Agreement. All references to Loan Party or Loan Parties contained in the Loan Agreement or any other Initial Loan Document, are immediately upon the effectiveness hereof, hereby deemed for all purposes to also refer to and include New Loan Party as a Loan Party. New Loan Party hereby agrees to comply with all of the terms and conditions of the Loan Agreement as if it were an original signatory thereto.

            (c) Without limiting the generality of the provisions of subparagraph (a) above, New Loan Party hereby becomes and is thereby liable, on a joint and several basis, along with all other Loan Parties for all existing and future Loans and any and all other Liabilities.

            (d) The Schedules to the Loan Agreement are hereby amended to include the information contained in the updates to such Schedules (setting forth the requisite information relating to New Loan Party) contained in Exhibit I hereto.

            (e) Without limiting the generality of Sections 5(f), 13(d) (ii) and 13(d)(iii) of the Loan Agreement, Loan Parties hereby acknowledge and agree that Loan Parties are obligated under the terms and conditions of the Loan Agreement to arrange for the pledge under the laws of the Commonwealth of Pennsylvania of 100% of the outstanding and issued stock of each Domestic Subsidiary of any Loan Party and 65% of the voting stock (and, if applicable, 100% of the non-voting stock) of the outstanding and issued stock of each direct Foreign Subsidiary of any Loan Party and the delivery of all stock certificates evidencing such stock of such Subsidiaries, if any, (with the appropriate related stock powers) promptly upon each such entity becoming a Subsidiary of any such Loan Party (whether pursuant to any Permitted Acquisition, as a result of formation of a new Subsidiary entity by any such Loan Party or otherwise). In addition, without limiting the generality of Sections 5(f), 13(d) (ii) and 13(d)(iii) of the Loan Agreement, Loan Parties hereby covenant and agree that Loan Parties shall at any time in the future, if and to the extent requested by Lender, take all actions reasonably requested by Lender to (i) cause New Loan Party to create a pledge under Hong Kong law in favor of Lender of 65% of the voting stock (and, if applicable, 100% of the non-voting stock) of Holdings (Hong Kong) and (ii) with respect to any other direct Foreign Subsidiary of New Loan Party (or any other Loan Party), whether such Subsidiary is in existence as of the date hereof or is hereafter formed, cause New Loan Party (or any other applicable Loan Party) to create a pledge under the laws of the applicable foreign jurisdictions in favor of Lender of 65% of the voting stock (and, if applicable, 100% of the non-voting stock) of such Foreign Subsidiary. Loan Parties acknowledge and agree that any failure of Loan Parties to comply with the requirements of this paragraph shall constitute an Event of Default under the Loan Agreement

         2. Consents to Foreign Acquisitions.

            (a) Loan Parties acknowledge and agree that the terms of Section 1(e) of the Third Amendment and Consent prohibit any Loan Party and/or any Subsidiary (direct or indirect) of any Loan Party from making any acquisition transactions prior to May 14, 2004 without the prior written consent of Lender. Furthermore, Loan Parties acknowledge and agree that to the extent that the Azteca Rio Carga Stock Acquisition, the Logistica Integrada Stock Acquisition or Do Brasil Equity Acquisition would involve an acquisition transaction by any designated Subsidiary of New Loan Party which is not a Loan Party, such transaction would be prohibited by the terms of Section 13(d) of the Loan Agreement, which prohibit any Subsidiary of any Loan Party that is not itself also a Loan Party from purchasing any of the stock or equity interests or all or a material portion of the assets of any Person or any division of such Person.

            (b) Notwithstanding the prohibitions of Section 1(e) of the Third Amendment and Consent and, to the extent applicable, Section 13(d) of the Loan Agreement, but without establishing any "course of conduct" or "course of dealing" binding upon Lender in the future or waiving or in any way limiting its rights to decline to permit any such transactions by Loan Parties and/or their Subsidiaries prior to May 14, 2004 and/or by any Foreign Subsidiaries at any time in the future, Lender hereby gives its consent and agrees to the Azteca Rio Carga Stock Acquisition, the Logistica Integrada Stock Acquisition and the Do Brasil Equity Acquisition, provided that, such Azteca Rio Carga Stock

Acquisition, such Logistica Integrada Stock Acquisition and such Do Brasil Equity Acquisition shall be made upon the terms and conditions of the respective draft Letter of Intent, each dated January 26, 2004 (or, in the case of the Do Brasil Equity Acquisition, June 6, 2003), issued by New Loan Party with respect to each such acquisition (and also, in the case of the Azteca Rio Carga Stock Acquisition, the draft Stock Purchase Agreement) provided by Loan Parties to Lender prior to the date of this Joinder, without substantial alterations to such terms and conditions (it being understood that designation by New Loan Party of either another Loan Party or one of its Subsidiaries as the purchaser in such transactions shall not be considered a substantial alteration to the terms and conditions of either such Letter of Intent (or the Stock Purchase Agreement) for the purposes of this paragraph).

            (c) Loan Parties acknowledge and agree that, although neither the Azteca Rio Carga Stock Acquisition nor the Logistica Integrada Stock Acquisition nor the Do Brasil Equity Acquisition (collectively, the "BRAZIL ACQUISITIONS") constitute "Permitted Acquisitions" under the definition of that term as set forth in the Loan Agreement because each such transaction is currently prohibited by the provisions of Section 1(e) of the Third Amendment and Consent,
(x) any aggregate cash consideration paid in relation to either such Brazil Acquisition (exclusive of all earn-out payments made in connection therewith) shall be treated as though such cash consideration constituted cash consideration paid in connection with a Permitted Acquisition and (y) all earn-out payments paid in relation to either such Brazil Acquisition shall be treated as though such earn-out payments constituted Foreign Earn-Out Payments paid in connection with Permitted Acquisitions, in each such case for all purposes under the Existing Credit Documents. Furthermore, Loan Parties acknowledge and agree that if Loan Parties elect to designate any Reserved Outside Source Funds as the source of any funds to be used to make any cash consideration payments in connection with either such Brazil Acquisition, then the Reserved Outside Source Funds shall be deemed to have been permanently reduced by the amount of all funds so used in connection with such Brazil Acquisition and such funds shall no longer be available to fund Permitted Acquisitions.

            (d) Loan Parties hereby reaffirm the agreement set forth in Section 1(e) of the Third Amendment and Consent providing that that, notwithstanding the otherwise applicable provisions of Section 13(d) of the Loan Agreement and/or the provisions of and consents given under this Joinder, none of the Loan Parties or any of their Subsidiaries, direct or indirect, shall make any further acquisition transactions, including without limitation any purchase of any of the stock or equity interests of or all or a material portion of the assets of any Person or any division of such Person, whether or not such acquisition transaction would otherwise fall within the definition of a "Permitted Acquisition", prior to May 14, 2004 without the prior written consent of Lender. After May 14, 2004, Loan Parties may again make "Permitted Acquisitions" as permitted under and in compliance with the provisions of Section 13(d) of the Loan Agreement.

            (e) Notwithstanding anything to the contrary contained in the Loan Agreement, the Third Amendment and Consent or any other Existing Credit Document, Loan Parties and Lender agree that it is the intention of the parties that if as a part of any acquisition transaction which any Loan Parties and/or any of their Subsidiaries were in the past, are hereunder or are in the future permitted to enter into under the provisions of the Existing Credit Documents (whether because such acquisition transaction was/is a "Permitted Acquisition" under Section 13(d) of the Loan Agreement, because such acquisition transaction has been/is separately and specifically consented to by Lender or otherwise), the acquiring Loan Party/Subsidiary acquires an option to purchase any portion of the capital stock of any target entity and/or the assets and business of any target entity which is not purchased as a part of the initial acquisition transaction, then the subsequent exercise by the applicable acquiring Loan Party/Subsidiary of such option shall be considered a separate acquisition transaction from the initial purchase of stock and/or assets and shall only be permitted to the extent that (i) the exercise of such option, standing alone as a separate transaction, would constitute a "Permitted Acquisition" under the terms and conditions of Section 13(d) or (ii) Lender shall give its separate prior written consent to the exercise of such option at the time of such exercise. Without limiting the generality of the foregoing, Lender and Loan Parties specifically agree that the provisions of this section shall apply to the exercise of any such option acquired by any Loan Parties and/or any of their Subsidiaries in connection with any Permitted Acquisitions which occurred prior to the date hereof and/or in connection with any acquisition transactions specifically consented to by Lender under the Third Amendment and Consent or the Fourth Amendment and Consent Agreement to Loan and Security Agreement dated as of January 30, 2004 by and among Loan Parties and Lender.

         3. Amendment to Loan Agreement. Upon the effectiveness of this Joinder, the Loan Agreement shall be amended as follows:

            (a) Provisions Regarding Cash Management Procedures for Holding Company Loan Parties. Section 8.1(b) of the Loan Agreement shall be amended by adding the following sentences to the end thereof:

           Notwithstanding anything to the contrary contained in the foregoing (specifically including the second sentence of this paragraph) or otherwise in this Agreement, if any Loan Party both (x) conducts no business other than the business of a holding company owning the stock and/or other equity interests of direct or indirect Subsidiaries of Stonepath and/or other entities in which Stonepath and its direct and indirect Subsidiaries have made investments and
           (y) has only de minimus Accounts and accounts receivable (any such Loan Party, a "Holding Company Loan Party"), then for so long as the conditions set forth in clauses (x) and (y) continue to be met, Loan Parties shall not be required to establish or maintain a separate Lock Box for such Holding Company Loan Party, provided that, if any such Holding Company Loan Party (or any shareholder, officer, director, employee or agent of such Holding Company Loan Party or any other Person acting for or in concert with such Holding Company Loan Party) shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Holding Company Loan Party and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Cash

           Collateral Account. Loan Parties acknowledge and agree that if at any time any Holding Company Loan Party ceases to satisfy either or both of the conditions set forth in clauses (x) and (y) of the preceding sentence, then such Loan Party shall immediately cease to be a Holding Company Loan Party for the purposes of this Section 8.1(b) and the Loan Parties shall be required to establish a separate Lock Box for such former Holding Company Loan Party and otherwise comply with all of the provisions of this Section 8.1 with respect to such former Holding Company Loan Party.

            (b) Notice of Formation of Subsidiaries. Section 12(b) of the Loan Agreement shall be amended by adding the following new subsection (viii) to the end thereof:

           (viii) Notice of Formation of Subsidiaries. Notify lender of the formation by any Loan Party of any direct or indirect Subsidiary (whether such Subsidiary is a Domestic Subsidiary or a Foreign Subsidiary) no later than the date of such formation (provided that, for the avoidance of doubt, this provision requiring notice of the formation of any Subsidiary is not intended to imply or create permission for Loan Parties to form any Subsidiary of any kind unless
           (x) the formation of such Subsidiary is otherwise specifically permitted under a separate provision of this Agreement or (y) Lender shall otherwise give its prior written consent).

         4. Representations and Warranties.

         Each Loan Party, including without limitation the New Loan Party, represents and warrants to Lender that:

            (a) All warranties and representations made to Lender under the Loan Agreement and the other Initial Loan Documents (as such warranties and representation may have been amended pursuant to the amendments to the Schedules to the Loan Agreement set forth in Section 1(d) above and in any previous amendments to the Schedules to the Loan Agreement pursuant to any prior Joinder Agreement or any other Amendment) are true and correct as to the date hereof. Without limiting the generality of the foregoing, New Loan Party specifically warrants and represents that the factual statements set forth in Section 11(x) of the Loan Agreement apply to and accurately describe the business operations of New Loan Party.

            (b) The execution and delivery by each Loan Party, including without limitation the New Loan Party, of this Joinder and the performance by each such Loan Party, including without limitation the New Loan Party, of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, or of any law, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Loan Party or under the articles or certificate of incorporation or bylaws or other corporate governance document of any such Loan Party.

            (c) This Joinder, the Fourth Amended and Restated Note (as defined below) and any assignment, instrument, document or agreement executed and delivered in connection herewith, will be valid and binding on and enforceable against each Loan Party in accordance with its respective terms.

            (d) No Event of Default, or event which, with the passage of time or giving of notice, or both, will become an Event of Default, has occurred and is continuing under the Loan Agreement or any of the other Initial Loan Documents.

         5. Collateral. As security for the payment of all Loans now or in the future made by Lender to Loan Parties (including without limitation the New Loan Party) and for the payment or other satisfaction of all other Liabilities, New Loan Party hereby assigns and grants, a continuing, valid and enforceable first priority and only (other than Permitted Liens) lien, charge and security interest to Lender in and to all of the Collateral in which New Loan Party may at any time have an interest. New Loan Party hereby authorizes Lender to file UCC-1 financing statements against New Loan Party covering the Collateral of New Loan Party (and describing such collateral, if Lender shall so choose in its absolute discretion, as "All Assets" of such Loan Party) in such jurisdictions as Lender shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Lender hereunder, with or without the signature of New Loan Party. Loan Parties each hereby confirm and agree that all security interests and liens granted to Lender by any one of them continue in full force and effect and shall continue to secure the Liabilities. All Collateral remains free and clear of any liens other than Permitted Liens. Nothing herein contained is intended in any way to impair or limit the validity, priority and extent of the existing security interest of Lender in and liens upon the Collateral of any Loan Party.

         6. Effectiveness Conditions.

         This Joinder shall be effective, and the New Loan Party shall be deemed a Loan Party under the Loan Agreement and Initial Loan Documents, upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender's counsel):

            (a) Execution and delivery of this Joinder Agreement and delivery of revised Schedules to the Loan Agreement as contemplated by Section 1(d) above;

            (b) Execution and delivery of a Fourth Amended and Restated Revolving Note dated as of the date hereof ("Fourth Amended and Restated Note") by all of the Loan Parties;

            (c) Execution and delivery by Stonepath of a Pledge Agreement dated as of the date hereof pledging one hundred percent (100%) of the issued and outstanding capital stock of New Loan Party and delivery to Lender of stock certificates (along with appropriate stock powers endorsed in blank) representing such pledged stock and an acknowledgement of pledge executed by New Loan Party;

            (d) Execution and delivery by New Loan Party of a Pledge Agreement dated as of the date hereof pledging sixty-five percent (65%) of the issued and outstanding capital stock of Holdings (Hong Kong) and delivery to Lender of stock certificates (along with appropriate stock powers endorsed in blank) representing such pledged stock and an acknowledgment of pledge executed by Holdings (Hong Kong);

            (e) Filing of UCC-1 financing statements against New Loan Party in favor of Lender in such jurisdictions as Lender shall deem necessary, desirable or prudent;

            (f) A Secretary's Certificate of New Loan Party (x) containing a certification of incumbency regarding the officers of New Loan Party and (y) certifying (i) the articles or certificate of incorporation of New Loan Party,
(ii) the bylaws of New Loan Party and (iii) resolutions or written actions/consents of the Board of Directors of New Loan Party authorizing the execution of this Joinder, the Fourth Amended and Restated Note, the Pledge Agreement described in paragraph (d) above and any and all other documents, instruments and agreements required in connection herewith and therewith and the performance of the obligations of New Loan Party hereunder and thereunder;

            (g) Good Standing Certificates in each jurisdiction where New Loan Party is incorporated and/or qualified to do business;

            (h) Written opinion of counsel to New Loan Party in form and substance satisfactory to Lender;

            (i) Uniform Commercial Code, judgment, federal and state tax lien searches against New Loan Party showing that the Collateral is not subject to any liens, claims or encumbrances (other than Permitted Liens); and

            (j) Any and all other agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Initial Loan Documents.

         7. Ratification of Initial Loan Documents.

         Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Initial Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Joinder. No modification hereof shall be binding or enforceable unless in writing and signed by the party against whom enforcement is sought.

         8. Governing Law.

         THIS JOINDER, AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM, SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT REGARD TO PENNSYLVANIA'S OTHERWISE APPLICABLE PRINCIPALS OF CONFLICTS OF LAWS) AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE COMMONWEALTH OF PENNSYLVANIA,

WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Joinder shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Joinder.

         9. Counterparts.

         This Joinder may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall bind the parties hereto.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]
                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have executed this Fifth Amendment and Joinder to Loan and Security Agreement the day and year first written above.

                          LENDER:
                          LASALLE BUSINESS CREDIT, LLC

                          By:__________________________________
                          Name:  William H. Moul, Jr.
                          Title: Vice President

                          INITIAL LOAN PARTIES:
                          STONEPATH GROUP, INC.
                          CONTRACT AIR, INC.
                          DISTRIBUTION SERVICES, INC.
                          GLOBAL CONTAINER LINE, INC.
                          M.G.R. INC., d/b/a AIR PLUS LIMITED
                          NET VALUE, INC.
                          STONEPATH LOGISTICS DOMESTIC SERVICES, INC.
                          STONEPATH LOGISTICS GOVERNMENT SERVICES, INC.,
                             f/k/a Transport Specialists, Inc.
                          STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC,
                             a Delaware Corporation
                          STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC.,
                             f/k/a/ Global Transportation Services, Inc., a Washington Corporation
                          STONEPATH OPERATIONS, INC.
                          UNITED AMERICAN ACQUISITIONS AND MANAGEMENT, INC.
                             d/b/a UNITED AMERICAN FREIGHT SERVICES, INC.


                           BY:__________________________________
                           Name:  Bohn H. Crain
                           Title: Treasurer

                           NEW LOAN PARTY:
                           STONEPATH OFFSHORE HOLDINGS, INC.


                           BY:__________________________________
                           Name:  Bohn H. Crain
                           Title: Treasurer

           [Signature Page to Joinder of Stonepath Offshore Holdings]



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